UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2006

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace

Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 9, 2006, Ecosphere Technologies, Inc.’s (“ETI”) board of directors approved the financial terms of a proposed Employment Agreement with Mr. Joe M. Allbaugh, one of our directors, to serve as President of Ecosphere Systems, Inc. (“ESI”), ETI’s water filtration subsidiary and appointed Mr. Allbaugh to the board of directors of ESI. As of September 9, 2006, the board of directors of ESI, by unanimous consent, appointed Mr. Allbaugh President of ESI, and approved the terms of the proposed Employment Agreement.

Mr. Allbaugh’s firm, The Allbaugh Company, LLC (the “Consultant”), previously entered into a Consulting Agreement with ETI under which the Consultant received a monthly cash fee and potential additional compensation based upon achieving agreed-upon targets. The term of this Consulting Agreement expired on June 30, 2006. However, the Consulting Agreement has continued on a month-to-month basis since that time and will expire upon the signing of the Employment Agreement.

Except for equity in ESI, which only vests upon the sale of at least $10,000,000 of equity, the compensation payable to Mr. Allbaugh is similar to that received under the Consulting Agreement.

The key terms of the proposed Employment Agreement are:

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A term of two years with an ETI option to extend for a third year;

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An annual salary of $360,000;

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An 8% commission from all revenue received by ETI or ESI from all parties introduced to ETI or ESI by Mr. Allbaugh, such revenue to be paid as collected;

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A grant of 500,000 non-qualified five-year vested options exercisable at fair market value at the time of grant for ETI common stock for each $10,000,000 of sales received by ETI or ESI from introductions made by Mr. Allbaugh;

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A 4% commission from all consideration received upon the sale of all or any portion of ETI or ESI as a result of introductions made by Mr. Allbaugh;

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A grant of 500,000 non-qualified five-year vested options exercisable at fair market value at the time of grant for ETI common stock for each $10,000,000 of consideration received upon the sale of all or any portion of ETI or ESI as a result of introductions made by Mr. Allbaugh; and

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A grant of 20% of ESI’s outstanding common stock. The shares are not vested, subject to a substantial risk of forfeiture and not entitled to receive any dividends, whether in cash or assets of other entities, prior to vesting. At such time during the term of the Employment Agreement as ESI is able to sell 25% of its equity for at least $10,000,000, the shares shall vest and shall be equal to 20% of outstanding shares after such sale.

Mr. Allbaugh was not present at the ETI board of director’s meeting when the proposed employment agreement was approved. Mr. Allbaugh is reviewing the draft Employment Agreement.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 8, 2006, ETI became a Delaware corporation by completing its merger with and into its wholly-owned subsidiary, which was consummated for the sole purpose of changing the corporation's domicile from Florida to Delaware. There were no changes in the capital structure, officers, directors, business operations or business offices of ETI as a result of the change of domicile to the State of Delaware. ETI did adopt revised bylaws in connection with its change of domicile to Delaware.

The change of domicile was approved by the stockholders of ETI at the reconvened annual meeting of the stockholders held on September 8, 2006.

There is no change in the trading symbol or CUSIP Number of ETI common stock as a result of the change of domicile.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.	Description

3.1	Delaware Articles of Incorporation(1)
3.2	Delaware Bylaws(1)

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(1) Contained in the definitive proxy filed on July 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ JAMES C. RUSHING III
James C. Rushing III Chief Financial Officer

Date:  September 14, 2006

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